                                                     Exhibit (21)-2
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839



                          Commonwealth Edison Company
                          Subsidiaries of the Company
                          ---------------------------

                                                                  State or
                                                                Jurisdiction
                                                                  in Which
                                                                Incorporated
                     Name                                       or Organized
------------------------------------------------                -------------
Commonwealth Edison Company                                     Illinois
 Commonwealth Edison Company of Indiana, Inc.                   Indiana
 ComEd Financing I (Subsidiary Trust)                           Delaware
 ComEd Financing II (Subsidiary Trust)                          Delaware
 ComEd Funding, LLC                                             Delaware
  ComEd Transitional Funding Trust                              Delaware
 Commonwealth Research Corporation                              Illinois
 Concomber Ltd.                                                 Bermuda
 Cotter Corporation                                             New Mexico
 Edison Development Company                                     Delaware
 Edison Development Canada Inc.                                 Canada